UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2021

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7000 W. Palmetto Park Rd., Suite 505

Boca Raton, FL 33433

(Address of Principal Executive Offices)

(855) 345-9467

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2021, Simplicity Esports and Gaming Company (the “Company”) entered into a Stock Purchase Agreement (this “Agreement”) by and between the Company and Tiger Trout Capital Puerto Rico, LLC (“Tiger Trout”), pursuant to which the Company agreed to issue and sell to Tiger Trout an aggregate of 125,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price of $12.00 per share, for a total purchase price of $1,500,000.

The Agreement provides that the sale will occur in two tranches, as follows:

●	The Company agreed to issue and sell to Tiger Trout on March 31, 2021 41,667 shares of Common Stock (the “First Tranche Shares”) at a purchase price of $12.00 per share, for a total purchase price of $500,004 (the “First Tranche Purchase Price”). The closing of the purchase and sale of the First Tranche Shares is referred to herein as the “First Closing”.

●	Subject to the satisfaction or waiver, by the party for whose benefit such conditions exist, of the conditions to the Second Closing (as hereinafter defined), at such time and pursuant to the terms and conditions in the Agreement, the Company agreed to issue and sell to Tiger Trout 83,333 shares of Common Stock (the “Second Tranche Shares” and together with the First Tranche Shares, the “Shares”) at a purchase price of $12.00 per share, for a total purchase price of $999,996 (the “Second Tranche Purchase Price” and together with the First Tranche Purchase Price, the “Purchase Price”). The closing of the purchase and sale of the Second Tranche Shares is referred to herein as the “Second Closing”.

In the Agreement, the Company agreed that, following the First Closing, the Company will utilize its commercially reasonable efforts to file a resale registration statement (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) for the resale of the Shares, and will use its commercially reasonable efforts to have such registration statement declared effective by the Commission within 30 calendar days, but not more than 90 calendar days after March 31, 2021.

The Company also agreed to, among other things, (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents as required for the applicable provisions of Rule 144.

The obligations of Tiger Trout to consummate the Second Closing is subject to certain conditions, including, but not limited to: (i) the Registration Statement shall have become effective, and (ii) from March 31, 2021 to the date of the Second Closing, trading in the shares of Common Stock shall not have been suspended by the Commission of the Company’s principal Trading Market (as defined in the Agreement), and, at any time prior to the date of the Second Closing, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such services, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Tiger Trout, makes it impracticable or inadvisable to purchase the Second Tranche Shares at the Second Closing.

The Agreement contains customary representations and warranties of the Company and the Purchaser and other customary covenants and agreements. The Agreement may be terminated by either the Company or Tiger Trout if the Second Closing has not occurred by the date that is 90 calendar days after March 31, 2021.

The description of the Agreement as set forth above is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of March 31, 2021, by and between the registrant and Tiger Trout Capital Puerto Rico, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMPLICITY ESPORTS AND GAMING COMPANY

Date: April 6, 2021	By:	/s/ Roman Franklin
Roman Franklin
Chief Executive Officer